SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                    SHARES PURCHASED      AVERAGE
                        DATE             SOLD(-)          PRICE(2)
 COMMON STOCK-LAMSON & SESSIONS CO
           GABELLI FUNDS, LLC.
               GABELLI EQUITY TRUST
                      12/07/05           26,800-           29.1877
                      12/06/05            3,800-           29.5026

(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.